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                                                                       Exhibit 5

                    Venable, Baetjer, Howard & Civiletti, LLP
                            1201 New York Avenue, NW
                                   Suite 1000
                              Washington, DC 20005
                                 (202) 962-4800

                                   May 6, 2002


Integral Systems, Inc.
5000 Philadelphia Way
Lanham, Maryland  20706-4417

             Re:  Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Integral Systems, Inc., a Maryland corporation (the "Registrant"), in connection with a registration statement on Form S-8 (the "Registration Statement") filed by the Registrant this day with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of Seven Hundred Fifty Thousand (750,000) shares (the "Shares") of the common stock, par value one cent ($0.01) per share, of the Registrant (the "Common Stock") for issuance and sale pursuant to the Integral Systems, Inc. 2002 Stock Option Plan Effective May 1, 2002 (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Charter and Bylaws, as amended, of the Registrant, as currently in effect, certified by the Secretary of the Registrant; (iii) certain resolutions of the Board of Directors of the Registrant relating to the adoption of the Plan and the issuance of the Shares and the other transactions contemplated by the Registration Statement, certified by the Secretary of the Registrant; (iv) the Plan; (v) a certificate of the Maryland State Department of Assessments and Taxation dated April 24, 2002, to the effect that the Registrant was, as of the date of such certificate, duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all

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documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     We have also assumed that the Registrant shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of Shares and that the relevant provisions of the Charter and Bylaws of the Registrant and the Maryland General Corporation Law in effect at the time of issuance of any of the Shares will not differ in any relevant respect from the analogous provisions of the Charter and Bylaws of the Company and the Maryland General Corporation Law in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when issued, sold, paid for and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     This letter expresses our opinion with respect to the Maryland General Corporation Law (without regard to the principles of conflict of laws thereof) governing matters such as the authorization and issuance of stock as in effect as of the date hereof. It does not extend to the securities or "blue sky" laws of any jurisdiction, to federal securities laws or to any other laws and we do not express any opinion as to the effect of any other laws on the opinions stated herein. We assume no obligation to update the opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is intended solely for use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

                                            Very truly yours,

                                            /s/ VENABLE, BAETJER, HOWARD &
                                                CIVILETTI, LLP